UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): August 12, 2013

UCP HOLDINGS, INC.

(Exact name of registrant as specified in its chapter)

Nevada	000-52239	98-0449083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wall Street, 20th Floor

New York, NY 10005

(Address of principal executive offices)

(212) 618-1312

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

 Copies to:

Centarus Legal Services, PC

1821 Walden Office Square, Suite 400, Schaumburg, IL 60173

Attention: Louis Amatucci Esq.

Tel: 866-312-5711

Facsimile: 847-232-3370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2013, UCP Holdings, Inc. (the “Company”) entered into and closed a share exchange agreement (the “Exchange Agreement”) with Erdogan Cetin (the “Shareholder”). Pursuant to the Exchange Agreement, the Shareholder transferred to the Company 2,040,000,000 shares of common stock of Kapital Yonetim Hizmet Ve Gayrimenkul Yatirim Sanayi Ticaret Ltd. Sirketi (“Kapital”), representing 51% of the outstanding shares of Kapital, in exchange for 36,500,000 newly issued shares of the Company’s common stock.

Kapital is an independently established and privately held equity investment house based in Istanbul, the company, since inception of it’s business has been involved in direct equity investments in strong, growth oriented businesses which have not yet reached their real value in the industries with strong growth potential in Turkey. Kapital literally makes real asset investments primarily in energy, real estate, infrastructure and finance industries as well as indirectly in the agriculture industry with an innovative value driven approach. Kapital is distinguished with its focus on “Real Asset” investments while creating maximum value for its shareholders.

Kapital generates superior long-term and above average Return on Investment (ROI) by investing in small and medium-sized enterprises, typically with high-quality, value-added products, favorable growth prospects and proven, motivated management teams who take significant equity ownership positions in their companies…

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Share Exchange Agreement, dated December 30, 2013, between the Company and the Shareholder

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2013	UCP Holdings, Inc.

/s/ Siva Pillarisetty
Siva Pillarisetty
Chief Financial Officer, Secretary

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